Filed Pursuant to Rule 424(b)(7)
Registration No. 333-183883

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value	94,073	$17.68	$1,663,210.64	$226.86

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrant’s common stock on November 13, 2012, as reported on The Nasdaq Global Select Market.
(2)	This filing fee is calculated and being paid pursuant to Rule 456(b) and Rule 457(r) of the Securities Act and relates to the registration statement on Form S-3 (File No. 333-183883) filed by RealPage, Inc. on September 13, 2012.

Prospectus Supplement to Prospectus Dated September 13, 2012

94,073 Shares

RealPage, Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 94,073 shares of our common stock. The selling stockholders will receive all net proceeds from the sale of shares of our common stock in this offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RP.” On November 15, 2012, the last reported sale price for our common stock on The NASDAQ Global Select Market was $18.57 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2012 and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2012.

PROSPECTUS SUPPLEMENT

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Selling Stockholders	s-1

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.

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SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus supplement. The ownership percentage indicated in the following table is based on 75,433,360 outstanding shares of RealPage, Inc. common stock as of October 31, 2012.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of October 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	Percentage		Shares(1)	Percentage
Alan Adler	1,848	*	860	988	*
Andrew B. Adler	924	*	430	494	*
Justin Adler	924	*	430	494	*
Center for Innovative Technology(2)	3,697	*	1,721	1,976	*
Jeffrey Drichta	2,666	*	1,241	1,425	*
Kevin E. Duke	924	*	430	494	*
Joseph Gardner Fiveash III	3,365	*	1,566	1,799	*
Michael Gildenhorn	924	*	430	494	*
Paul Iaffaldano	2,731	*	1,271	1,460	*
David V. Joubran	4,606	*	2,144	2,462	*
Alex J. Marshall	1,817	*	846	971	*
NDA Fund V, LLC(3)	12,753	*	5,936	6,817	*
Nelson & Wallery, Ltd.(4)	8,037	*	3,741	4,296	*
Ryan Scarborough	2,275	*	1,059	1,216	*
Lisa Simpson & Robert Briel	370	*	172	198	*
William & Jeanine Stampfl	924	*	430	494	*
Marvin L. Walrath and Lynn A. Walrath	7,985	*	3,717	4,268	*
Todd Walrath(5)	208,562	*	67,649	140,913	*

*	Represents less than 1% of the total aggregate amount of shares of our common stock.
(1)	Assumes the sale of all shares being offered pursuant to this prospectus supplement.
(2)	Linda E. Gentry is the Treasurer and CFO of the Center for Innovative Technology and has voting and dispositive power over the shares held by the Center for Innovative Technology.
(3)	William F. Ball III is the Manager of NDA Fund V, LLC and has voting and dispositive power over the shares held by NDA Fund V, LLC.
(4)	Sheree L. Nelson is the President of Nelson & Wallery, Ltd. and Daniel J. Wallery is the Vice-President of Nelson & Wallery, Ltd. Ms. Nelson and Mr. Wallery share voting and investment power over the shares held by Nelson & Wallery, Ltd.

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(5)	Includes 16,875 shares issuable upon the exercise of options held by Mr. Walrath that are vested and exercisable within 60 days of October 31, 2012 and 46,359 shares of restricted stock held by Mr. Walrath, of which 34,034 shares are subject to a repurchase right held by us that lapses with respect to an additional 3,094 shares on the last day of each calendar quarter provided that Mr. Walrath remains one of our service providers on each such applicable date. Mr. Walrath is an employee of the Company and has served as President, RealPage Senior Living since July 2011.

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PROSPECTUS

Common Stock

This prospectus relates to the sale of shares of common stock of RealPage, Inc. by the selling stockholders identified in this prospectus. We are not selling any securities under this prospectus or any supplement to this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. This prospectus provides you with a general description of the shares that may be offered under this prospectus. Each time the selling stockholders decide to sell shares of common stock, to the extent required, we will provide you with a prospectus supplement that will contain specific information about the price and terms of that offering. The prospectus supplement may add to, change or update information contained in this prospectus.

The selling stockholders may offer and sell shares of common stock described in this prospectus or any supplement in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 11 and in any supplement to this prospectus.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RP.” On September 12, 2012, the last reported sale price for our common stock on The NASDAQ Global Select Market was $26.26 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 13, 2012

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the automatic shelf process, any selling stockholder named in this prospectus or (as permitted by SEC regulations) named in a prospectus supplement may offer and sell, from time to time, shares of our common stock. Such selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Available Information,” and any free writing prospectus that we or such selling stockholder prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

Selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

As permitted by the rules and regulations of the SEC, this prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless the context indicates otherwise, the terms “RealPage,” “Company,” “we” and “our” in this prospectus refer to RealPage, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public from our website at www.realpage.com. However, the information on our website does not constitute a part of this prospectus, nor is it incorporated by reference herein.

In this document, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•

our Annual Report on Form 10-K for the year ended December 31, 2011, including portions of our Proxy Statement on Schedule 14A filed with the SEC on April 12, 2012, to the extent incorporated by reference into the most recent Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•

our Current Reports on Form 8-K dated as of July 29, 2011; August 24, 2011; February 21, 2012; February 22, 2012; April 4, 2012; June 6, 2012; June 14, 2012; June 27, 2012; July 2, 2012; and August 2, 2012 (Item 5.02 only);

•	our Current Reports on Form 8-K/A dated as of October 11, 2011 and November 4, 2011; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated August 9, 2010.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 (including any financial statements or other exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

RealPage hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, including any exhibits that are specifically incorporated by reference in such documents. Requests for such copies should be directed to our Investor Relations department, at the following address:

RealPage, Inc.

4000 International Parkway

Carrollton, Texas 75007

(972) 820-3773

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These important factors include those that we discuss in the documents incorporated by reference and in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, any prospectus supplement and the information incorporated by reference before making an investment decision. You should pay special attention to any “Risk Factor” included in any document incorporated by reference herein, to determine whether an investment in our common stock is appropriate for you.

General

We are a leading provider of on demand software solutions for the rental housing industry. Our broad range of property management solutions enables owners and managers of single-family and a wide variety of multi-family rental property types to manage their marketing, pricing, screening, leasing, accounting, purchasing and other property operations. Our on demand software solutions are delivered through an integrated software platform that provides a single point of access and a shared repository of prospect, resident and property data. By integrating and streamlining a wide range of complex processes and interactions among the rental housing ecosystem of owners, managers, prospects, residents and service providers, our platform helps optimize the property management process and improves the experience for all of these constituents. Our solutions enable property owners and managers to optimize revenues and reduce operating costs through higher occupancy, improved pricing methodologies, new sources of revenue from ancillary services, improved collections and more integrated and centralized processes.

Corporate Information

We were incorporated in the State of Delaware in December 2003 through a merger with our predecessor entity, RealPage, Inc., a Texas corporation, which was originally incorporated in November 1998 as Seren Capital Acquisition Corp. Our principal executive offices are located at 4000 International Parkway, Carrollton, Texas 75007, and our telephone number is (972) 820-3000. Our website address is www.realpage.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference herein and/or included in any prospectus supplement, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our common stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by the Apax Funds (as defined below) is set forth in the following table. Information regarding the beneficial ownership of our common stock by other selling stockholders, the numbers of shares being offered by other selling stockholders and the number of shares beneficially owned by other selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

The ownership percentage indicated in the following table is based on 74,960,186 outstanding shares of RealPage, Inc. common stock as of August 31, 2012.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of August 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares	Percentage
Apax Excelsior VI, L.P. and related entities(1)	8,005,919	10.7%	4,600,000	3,405,919	4.5%

(1)

Represents 6,841,064 shares held by Apax Excelsior VI, L.P., 558,811 shares held by Apax Excelsior VI-A C.V., 372,272 shares held by Apax Excelsior VI-B C.V. and 233,772 shares held by Patricof Private Investment Club III, L.P. Apax Managers, Inc., or Apax Managers, is the general partner of Apax Excelsior VI Partners, L.P., or Apax Excelsior VI Partners, which is the general partner of each of Apax Excelsior VI, L.P., Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V. and Patricof Private Investment Club III, or the Apax Funds. John F. Megrue is the sole director of Apax Managers, Inc. and may be deemed to have voting and dispositive power over the shares held by the Apax Funds. Mr. Megrue disclaims beneficial ownership over the shares held by the Apax Funds except to the extent of his pecuniary interest therein. In this offering, each of the Apax Funds will sell the following number of shares of common stock: Apax Excelsior VI, L.P. will sell 3,930,700; Apax Excelsior VI-A C.V. will sell 321,080; Apax Excelsior VI-B C.V. will sell 213,900; and Patricof Private Investment Club III, L.P. will sell 134,320. The address of the Apax Funds and their affiliated entities and individuals is 601 Lexington Avenue, New York, New York 10022. Each of the Apax Funds is a party to our Second Amended and Restated Registration Rights Agreement dated February 22, 2008. Jason A. Wright is an affiliate of the Apax Funds and is a member of our board of directors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will receive all net proceeds from the sale of shares of our common stock in this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our certificate of incorporation and bylaws, as each is in effect as of the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to this registration statement. References in this section to “the company,” “we,” “us” and “our” refer to RealPage, Inc. and not to any of its subsidiaries.

Our authorized capital stock consists of 135,000,000 shares, with a par value of $0.001 per share, of which:

•	125,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

At June 30, 2012, we had outstanding 73,658,956 shares of common stock, held of record by 692 stockholders. In addition, at June 30, 2012, we had outstanding options to acquire 7,210,391 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designation thereof and to fix the rights, preferences, privileges and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Registration Rights

Each of the following summaries does not purport to be complete and is qualified in its entirety by the provisions of the applicable agreement, a copy of which is incorporated by reference as an exhibit to this registration statement.

Second Amended and Restated Registration Rights Agreement

We have entered into a Second Amended and Restated Registration Rights Agreement dated February 22, 2008, or the Registration Rights Agreement, with certain of our stockholders, pursuant to which the holders shares of our common stock, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights include demand registration rights, short-form registration rights and piggyback registration rights.

Demand registration rights. Under the terms of the Registration Rights Agreement, the holders of a majority of our then outstanding Series A Convertible Preferred Stock and the holders of a majority of our then outstanding Series A1 Convertible Preferred Stock each may make a written request to us for the registration of the offer and sale of all or part of the shares having registration rights, or registrable securities, under the Securities Act if the amount of registrable securities to be registered has an aggregate market value, based upon the offering price to the public, equal to at least $10 million. We will be required, upon such written request, to deliver notice of such registration request to the other holders of registrable securities within ten days after our receipt of the request and to use our best efforts to effect the requested registration within 90 days after we have given written notice. We are required to effect only two registrations pursuant to this provision of the registration agreement at the request of holders of a majority of the Series A Convertible Preferred Stock and one registration pursuant to this provision of the registration statement at the request of holders of a majority of the Series A1 Convertible Preferred Stock.

Short-form registration rights. If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of registrable securities under the Registration Rights Agreement have unlimited rights to request registration of their shares on Form S-3 provided that the registrable securities to be registered have an aggregate market value, based upon the offering price to the public, equal to at least $2.5 million. We are not required to effect more than two short form registrations in any 12-month period.

Piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of the registrable securities under the Registration Rights Agreement are entitled to include their registrable securities in the registration subject to certain exceptions relating to employee benefit plans and mergers and acquisitions. The managing underwriters of any underwritten offering may limit the number of registrable securities included in the underwritten offering if the underwriters believe that including these shares would materially or adversely affect the offering subject to certain limitations.

Expenses. All fees, costs and expenses of registrations pursuant to the Registration Rights Agreement will be borne by us except for the underwriting fees, discounts or commissions attributable to the sale of the registrable securities, which shall be borne by the holders selling such registrable securities in the registration.

1998 Shareholders Agreement

We have also entered into a Shareholders Agreement with certain of our stockholders dated December 1, 1998, as amended, or the 1998 Shareholders Agreement, pursuant to which certain holders of our common stock, or their permitted transferees, are entitled to piggyback registration rights for registrations occurring after a public market for shares of our common stock has been established. Under the terms of the 1998 Shareholders Agreement, a public market for shares of our common stock has been established when at least 15% of our common stock has been sold pursuant to one or more effective registration statements under the Securities Act and our common stock is publicly traded in the over-the-counter market or is listed on a national securities exchange.

Piggyback registration rights. Under the terms of the 1998 Shareholders Agreement, if we register shares of our common stock for sale to the public after the establishment of a public market for the shares, the holders of shares having registration rights under the 1998 Shareholders Agreement, or registrable shares, are entitled to include their registrable shares in the registration subject to certain exceptions relating to employee benefit plans and mergers and acquisitions. The managing underwriters of any underwritten offering may limit the number of registrable shares included in the underwritten offering if the underwriters believe that including these shares would materially or adversely affect the offering subject to certain limitations.

Expenses. All fees, costs and expenses of piggyback registrations pursuant to the 1998 Shareholders Agreement will be borne by us except for the fees of counsel to the selling holders and underwriting fees, discounts or commissions attributable to the sale of the registrable shares, which will be borne by the selling holders.

SL Registration Rights Agreement

We have entered into a Registration Rights Agreement dated July 29, 2011, or the SL Registration Rights Agreement, with certain of our stockholders. Under the terms of the SL Registration Rights Agreement, if at any time prior to December 31, 2014, we propose to register any of our securities for sale to the public for our own account or the account of any of our security holders, the holders of the shares of common stock issued in payment of any portion of the purchase price of our acquisition of Senior-Living.com, Inc. shall be entitled to include their shares in the registration, subject to certain exceptions relating to employee benefit plans, debt securities, mergers and acquisitions and registration forms that do not permit secondary sales.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated preferred stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limits on ability of stockholders to act by written consent or call a special meeting. Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

In addition, our bylaws provide that special meetings of the stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer, our president (in the absence of our Chief Executive Officer) or our board of directors. Our bylaws prohibit a stockholder from calling a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Classification. Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board.

Board vacancies filled only by majority of directors then in office. Vacancies and newly created seats on our board of directors may be filled only by our board of directors. Only our board of directors may determine the number of directors on our board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions promote a continuity of existing management.

No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

Directors removed only for cause. Our certificate of incorporation provides that directors may be removed by stockholders only for cause.

Delaware anti-takeover statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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At or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 962-4284.

The NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RP.”

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus are being registered to permit public secondary trading of these shares by the holder of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the shares of our common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of the shares of common stock for whom they may act as agent, or a combination of any such methods of sale.

If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on The NASDAQ Global Select Market, on the over-the-counter market or otherwise, or in a combination of such methods of sale, at a fixed price or prices that may be changed, at then prevailing market prices, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

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a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement may be filed with the SEC, or a report filed pursuant to the Exchange Act, and incorporated by reference into this prospectus (which Exchange Act report will be identified in a prospectus filed to the extent required by the Securities Act), to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. If required, such prospectus supplement or post-effective amendment will be distributed. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on The NASDAQ Global Select Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Such brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent. Such compensation may be less than or in excess of customary commissions and, with respect to broker-dealers, may be subject to the applicable guidelines of the Financial Industry Regulatory Authority, Inc. In effecting sales, broker-dealers that are engaged by the selling stockholders may arrange for other broker-dealers to participate. The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities.

In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Agents and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offerings will be described in the applicable prospectus supplement.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholders may transfer the shares by other means not described in this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas. Any underwriters will be advised as to legal matters by Simpson Thacher & Bartlett LLP, Palo Alto, California, or such other counsel to the underwriters named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of RealPage, Inc. appearing in RealPage, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of RealPage, Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Senior-Living.com, Inc. as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of Whitley Penn LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Multifamily Technology Solutions, Inc. and subsidiaries (d/b/a MyNewPlace) as of and for the years ended December 31, 2010 and 2009, incorporated by reference herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the uncertainty of the ability of Multifamily Technology Solutions, Inc. and subsidiaries (d/b/a MyNewPlace) to continue as a going concern) incorporated by reference herein, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.